UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                    April 13, 2005

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 13, 2005, the Corporation announced an increased quarterly earnings range for the first quarter ended March 31, 2005. The press release, dated April 13, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 13, 2005, the Corporation announced an increased quarterly earnings range for the first quarter ended March 31, 2005. The press release, dated April 13, 2005, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The Corporation will host an online Web simulcast of its first-quarter 2005 earnings conference call on Monday, May 2, 2005. The live broadcast of the Corporation’s conference call will begin at 2 p.m., Eastern Time, on May 2, 2005. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Corporation’s Web site at www.martinmarietta.com. For those investors without online web access, the conference call may also be accessed by calling 913-981-5542, confirmation number 2692461.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated April 13, 2005, announcing an increased quarterly earnings range for the first quarter ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: April 14, 2005	By:	/s/ Janice K. Henry
Janice K. Henry,
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 13, 2005, announcing an increased quarterly earnings range for the first quarter ended March 31, 2005.